EXHIBIT 99.1

Press Release

JRSIS HEALTH CARE CORPORATION CLOSES ITS REGISTERED OFFERING OF 6,411,000 SHARES OF ITS COMMON STOCK

March 16, 2015 – JRSIS HEALTH CARE CORPORATION. (“JHCC” or the “Company”), a full service medical facility, JHCC is serving patients on a municipal and county level and providing both Western and Chinese medical practices to the citizens of Harbin, announced today that it closed its registered public offering of 6,411,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), offered pursuant to an effective Registration Statement, as amended, Registration No. 333-194359, initially filed with the Securities and Exchange Commission on March 6, 2014, and declared effective on November 12, 2014, at an offering price of $0.5725 per share (the “Offering”). Pursuant to the Offering, 326,000 shares of Common Stock were purchased by 13 investors and issued at the offering price for a net value of $186,635.00 to the Company. The Offering was conducted directly by the Company without the assistance of an underwriter and no commissions were paid in connection with the Offering.

About JRSIS HEALTH CARE CORPORATION.

JHCC is a publicly held company registered in Florida and 100% holds JHCL, which is a privately held limited liability company registered in BVI. Through its wholly owned subsidiary, Runteng, a Hong Kong registered Limited Liability Company; it holds 70% ownership over Jiarun hospital. A company duly incorporated, organized and validly existing under the laws of China (“Jiarun”). We provide full scale medical services based in Heilongjiang Province, People’s Republic of China. As the parent company, JHCC rely on Jiarun to conduct One Hundred Percent (100%) of our businesses and operations.

For more information on JRSIS Health Care Corporation please visit the JHCC's web site: www.jhcc.cn

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the Company’s business plans and the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward- looking statements include the “Risk Factors” described in the Company's Report on Form 10Q filed with the Securities and Exchange Commission on December 12, 2014, and other factors identified from time to time in the Company's periodic filings with the Securities and Exchange Commission.

CONTACT: JHCC

jiarunjituan@163.com